Exhibit 4.3
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY ARE RESTRICTED AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE COMPANY, IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

Dated as of May 8, 2007	No. W-1
FREESEAS INC.
(Organized under the laws of the Republic of the Marshall Islands)
Warrant for the Purchase of Shares of Common Stock
     FOR VALUE RECEIVED, FreeSeas Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), hereby certifies that FS Holdings Limited, a corporation organized under the laws of the Republic of the Marshall Islands, its successors and assigns (the “Holder”), is the owner of such number of warrants (the “Warrants”) as set forth in Section 1 hereof. Each Warrant initially entitles the Holder, subject to the provisions hereof, to purchase from the Company at any time and from time to time on and after the date hereof (the “Original Issue Date”) until 5:00 p.m. New York local time on the Expiration Date (as defined in Section 3 herein), one duly authorized, validly issued, fully paid and non-assessable share of Common Stock (as defined below) at the Exercise Price (as defined in Section 2 herein) per share of Common Stock on the terms and conditions hereinafter set forth. This warrant certificate (the “Warrant Certificate”) represents one in a series of Warrant Certificates to be issued in connection with a promissory note dated May 8, 2007 executed by the Company in favor of the Holder in an aggregate principal amount of up to $14,000,000.00 (the “Note”).
     The term “Common Stock” means the Common Stock, par value $0.001 per share, of the Company as constituted on the Original Issue Date. The number of shares of Common Stock to be received upon the exercise of this Warrant Certificate may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as “Warrant Shares.” The term “Company” means and includes the corporation named above as well as any immediate successor corporation. The term “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or in Piraeus, Greece are authorized by law to close.

     The Holder agrees with the Company that this Warrant Certificate is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.
     1. Number of Warrants. The Holder is the owner of Warrants to purchase 275,000 duly authorized, validly issued, fully paid and nonassessable shares of the Company’s Common Stock, as such amount may be adjusted under Section 9 hereof.
     2. Exercise Price. The Exercise Price shall be $5.00 per share subject to adjustment pursuant to Section 9 hereof (originally and as adjusted, the “Exercise Price”).
     3. Exercise of Warrant. This Warrant Certificate may be exercised in whole or in part, at any time, or from time to time during the period commencing on the Original Issue Date and expiring on May 8, 2012 or if such date is not a Business Day, then on the next succeeding day which shall be a Business Day (the “Expiration Date”).
     4. Notice of Exercise. (a) The purchase rights represented by this Warrant Certificate may be exercised by presentation and surrender of this Warrant Certificate to the Company at its principal office, at the office of its stock transfer agent or at any other warrant agent designated by the Company (the “Warrant Agent”) if any, with the Warrant Exercise Form, a form of which is attached hereto as Exhibit A, duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or its duly authorized attorney.
          (b) Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant Certificate by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant Certificate (or the portion thereof being canceled) by surrender of this Warrant Certificate at the principal office of the Company or the Warrant Agent together with an executed Cashless Exercise Form in the Form attached hereto as Exhibit B in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X	=	Y (A-B)
A

Where X = the number of shares of Common Stock to be issued to the Holder

Y	=
the number of shares of Common Stock purchasable under the Warrant Certificate or, if only a portion of the Warrant Certificate is being exercised, the portion of the Warrant Certificate being canceled (at the date of such calculation)

A	=	the fair market value of one share of the Company’s Common Stock (at the date of such calculation)

B	=	Exercise Price (as adjusted to the date of such calculation)

     For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by taking the average of the closing prices of the sales of any shares of Common Stock on all securities exchanges on which the Common Stock is listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, or, if on any day any Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the fair market value is being determined and the 20 consecutive Business Days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the fair market value of one share of Common Stock shall be the amount determined in good faith by the Company’s Board of Directors.
          (c) Payment of the aggregate Exercise Price shall be made at the Holder’s election (i) by wire transfer in cash or by certified check or cashier’s check, payable to the order of the Company in accordance with the provisions of Section 4(a), (ii) by “cashless exercise” in accordance with the provisions of Section 4(b), or (iii) by a combination of the foregoing methods of payment selected by the Holder. If this Warrant Certificate should be exercised in part only, the Company shall, within five (5) Business Days of the surrender of this Warrant Certificate for cancellation, execute and deliver a new warrant certificate evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder.
          (d) Upon receipt by the Company of this Warrant Certificate, together with the Warrant Exercise Form and/or the Cashless Exercise Form, as the case may be, and the Exercise Price at its office, or by the Warrant Agent at its office, in each case in the proper form for exercise, the Holder shall immediately be deemed to be the Holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant Certificate, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the issuance or transfer of the Warrants or the Warrant Shares.
     5. Reservation of Shares. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant Certificate all shares of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant Certificate. All such shares (and other securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all encumbrances.
     6. Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of the Warrants, but the Company shall pay within ten (10) Business Days the Holder in cash an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of the Warrants, as determined in good faith by the Board of Directors of the Company.

     7. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant Certificate is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its Warrant Agent, if any, for other warrant certificates of different denominations, entitling the Holder to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant Certificate to the Company or at the office of its Warrant Agent, if any, with an appropriate form of assignment duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new warrant certificate in the name of the assignee named in such instrument of assignment and this Warrant Certificate shall promptly be canceled. This Warrant Certificate may be divided or combined with other warrant certificates that carry the same rights upon presentation hereof at the office of the Company or at the office of its Warrant Agent, if any, together with a written notice specifying the names and denominations in which new warrant certificates are to be issued and signed by the Holder hereof.
     8. Rights of the Holder. Prior to exercise of the Warrants, the Holder, in its capacity hereunder, shall not, by virtue hereof, be entitled to any rights as a shareholder of the Company, either at law or in equity, and the rights of the Holder, in its capacity hereunder, are limited to those expressed in this Warrant Certificate.
9. Adjustment of Exercise Price and Number of Shares.
     The number of Warrant Shares purchasable upon the exercise of this Warrant Certificate and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:
          9.1 Merger. If at any time there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of rights herein granted, during the period specified herein and upon payment of the aggregate Exercise Price, if any, the number of shares of stock or other securities or property of the successor corporation resulting from such merger or consolidation, to which a holder of the stock deliverable upon exercise of the rights granted in this Warrant Certificate would have been entitled in such merger or consolidation if such rights had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests of the Holder after the merger or consolidation. The Company will not effect any such merger or consolidation unless, prior to the consummation thereof, the successor corporation shall assume, by written instrument reasonably satisfactory in form and substance to the Holder, the obligations of the Company under this Warrant Certificate.
          9.2 Reclassification, Etc. If the Company at any time shall, by combination or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Certificate exist into the same or a different number of securities of any other class or classes, this Warrant Certificate shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Certificate immediately prior to such combination, reclassification or other change.

          9.3 Stock Dividends, Splits, Subdivisions or Combination of Shares. If the Company at any time shall pay a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, split or subdivide its Common Stock, the Exercise Price shall be proportionately decreased and the number of Warrant Shares issuable pursuant to this Warrant Certificate shall be proportionately increased. If the Company at any time shall combine or reverse split its Common Stock, the Exercise Price shall be proportionately increased and the number of Warrant Shares issuable pursuant to this Warrant Certificate shall be proportionately decreased.
          9.4 Anti-Dilution Protection. This Warrant Certificate is subject to “weighted average” anti-dilution protection in relation to the issuance by the Company of any additional shares (the “Additional Shares”) of stock, options, warrants or any securities exchangeable into any of the foregoing, provided however, that any Additional Shares issued (i) pursuant to the option held by            HCFP Brenner to purchase Series A Units and Series B Units or (ii) to employees under any existing employee compensation plan shall not be subject to this Section 9.4. If the Company issues after the date hereof any Additional Shares in exchange for consideration, if any, in an amount per Additional Share less than the Exercise Price in effect immediately prior to such issuance or sale of such Additional Share, then the Exercise Price shall be adjusted using the following formula:

X	=	Y
Z
Where X = the adjusted Exercise Price

Y	=
an amount equal to the sum of (i) the aggregate purchase price of Warrant Shares, plus (ii) the aggregate consideration, if any, received by the Company for all Additional Shares issued after the date hereof

Z	=
an amount equal to the sum of (i) the aggregate purchase price of Warrant Shares divided by the Exercise Price for such shares in effect immediately prior to such issuance, plus (ii) the number of Additional Shares issued after the date hereof

          9.5 Other Changes. If any other event occurs as to which the other provisions of this Section 9 are not strictly applicable or if strictly applicable, would not fairly protect the purchase rights of the Holder in accordance with such provisions, then the Company shall make an adjustment in the number of and class of shares available under this Warrant Certificate, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as the Holder would have owned had this Warrant Certificate been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

          9.6 Notice of Adjustments; Notices. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted, the Company shall issue a certificate signed by its President, Chief Executive Officer or Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder. The Company shall give written notice to the Holder at least 20 days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.
          9.7 Notices of Corporate Events. If the Company (i) shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of cash, securities or other property in respect of its Common Stock, including without limitation granting any rights or warrants to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; (ii) authorizers or approves any (a) capital reorganization of the Company, (b) any reclassification of the capital stock of the Company, (c) any consolidation or merger of the Company with or into another corporation, (d) any sale of all or substantially all of its assets in one or a series of related transactions or (e) any tender offer or exchange offer pursuant to which holders of the Common Stock are permitted to tender or exchange their shares for other securities, cash or property or (iii) authorizes the voluntary dissolution, liquidation or winding up of the Company, then the Company shall mail or cause to be mailed to each Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 20 calendar days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant Certificate prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.
     10. Transfer to Comply with the Securities Act. The Warrants and any Warrant Shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless registered under the Securities Act and any applicable state securities laws or pursuant to available exemptions from such registration, provided that the transferor delivers to the Company an opinion of counsel reasonably satisfactory to the Company confirming the availability of such exemption.
     11. Required Registration.
          11.1 Demand Registration. If the Company shall receive from the Holder at any time prior to the Expiration Date, a written request that the Company effect any registration with respect to all the Warrant Shares to be issued under the Warrants that are part of the same series as this Warrant, the Company will, as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing a registration statement on Form F-3 (or any other applicable form), pre-effective and post-effective amendments, prospectuses and prospectus supplements, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act); and as would permit or facilitate the sale and distribution of all or such portion of such Warrant Shares as are specified in such request and cause such registration to remain effective until the earlier of two years have elapsed or all of the Warrant Shares included therein have been sold.
     The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section:
     (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
     (ii) After the Company has initiated two such registrations pursuant to this Section (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which all securities have been sold); or
     (iii) During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.
     Subject to the foregoing clauses (i) through (iii), the Company shall file a registration statement covering the Warrant Shares so requested to be registered as soon as practicable after receipt of the written request or requests of the Holder; provided, however, that if in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and the Company shall furnish to the Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided that (except as provided in clause (iii) above) the Company may not defer the filing for a period of more than ninety (90) days after receipt of the request of the Holder, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve (12) month period.
     If the Company or other persons shall request inclusion in any registration pursuant to this Section of securities being sold for its or their own accounts, the Holder shall offer to include such securities in the underwriting and may condition such offer on its acceptance of the further applicable provisions of this Section. The Company shall (together with the Holder and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Holder, which underwriters are reasonably acceptable to the Company.
     11.2 Piggyback Registration. If the Company shall determine to register any of its securities either for its own account or the account of any other security holder, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:
     (i) promptly give the Holder written notice thereof; and
     (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Warrant Shares specified in a written request or requests, made by the Holder and received by the Company within twenty (20) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of the Holder’s Warrant Shares.
     If a Holder participates in an offering under this Section 11.2, the Holder agrees to sell its Warrant Shares on the same terms as the sale of other shares of Common Stock in the offering and agree to execute such documents as shall be reasonably requested by the Company or its counsel in connection with such offering.
     If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to this Section. In such event, the right of the Holder to registration pursuant to this Section shall be conditioned upon the Holder’s participation in such underwriting and the inclusion of the Holder’s Warrant Shares in the underwriting to the extent provided herein. The Holder shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.
     11.3 Expenses of Registration. All registration expenses incurred in connection with any registration, qualification or compliance pursuant to this Section (including filing fees, printing expenses, blue sky fees, and fees and expenses of the Company’s counsel and accountants) shall be borne by the Company. All expenses incurred by the Holder for its own counsel or accountants and all selling expenses relating to securities so registered (including underwriter discounts and commissions other than with respect to Company initiated registrations) shall be borne by the Holder.

     11.4 Indemnification.
     (i) The Company will indemnify the Holder, each of its officers, directors, partners, members, managers, legal counsel, and accountants and each person controlling the Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like), incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse the Holder, each of its officers, directors, partners, members, managers, legal counsel, and accountants and each person controlling the Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holder and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).
     (ii) The Holder will, if Warrant Shares held by it are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each of its directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by the Holder and stated to be specifically for use therein provided, however, that the obligations of the Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section exceed the net proceeds from the offering received by the Holder.
     12. Legend. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the Warrant Shares, all certificates representing such securities shall bear on the face thereof substantially the following legend:
“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or under applicable state securities laws and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of the Act and any applicable state securities laws or unless an opinion of counsel reasonably acceptable to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration.”
     13. Warrant Agent. The Company shall initially serve as Warrant Agent under this Warrant Certificate. Upon 10 days’ prior written notice to the Holder, the Company may appoint a new Warrant Agent. Any corporation into which the Company or any new Warrant Agent may be merged or any corporation resulting from any consolidation to which the Company or any new Warrant Agent shall be a party or any corporation to which the Company or any new Warrant Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant Agent under this Warrant without any further act. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Company’s books.
     14. Notices. All notices required hereunder shall be in writing and shall be deemed given when sent by facsimile, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company at its principal office, or to the Holder at the address set forth on the record books of the Company, or at such other address of which the Company or the Holder has been advised by notice hereunder.
     15. General Provisions.
          (a) Successors. All the covenants and provisions of this Warrant Certificate shall bind and inure to the benefit of the respective executors, administrators, successors and assigns of the Holder and the Company.
          (b) Amendment. This Warrant Certificate may only be modified or amended by a writing signed by the Company and the Holder.

          (c) Applicable Law. THE WARRANT CERTIFICATE IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, PERFORMANCE, AND ENFORCEMENT WITHOUT GIVING EFFECT TO THE CHOICE OF LAW RULES THEREOF.
          (d) Entire Agreement. Except as provided herein, this Warrant Certificate, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations or agreements and other oral, written, or other communications between them concerning the subject matter of this Warrant Certificate.
          (e) Severability. If any provision of this Warrant Certificate is unenforceable, invalid, or violates applicable law, such provision shall be deemed stricken and shall not affect the enforceability of any other provisions of this Warrant Certificate.
          (f) Captions. The captions in this Warrant Certificate are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Warrant Certificate or the relationship of the parties, and shall not affect this Warrant Certificate or the construction of any provisions herein.
          (g) Lost Warrant. The Company covenants to the Holder that upon receipt by the Company of documentation reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new warrant certificate of like tenor and date in lieu of this Warrant Certificate. Any such new warrant certificate executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant Certificate so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.
          (h) Further Assurances. The Company shall not, by amendment of its articles of incorporation (or other organizational documents) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person, and otherwise fulfilling, or causing the fulfillment of, the various obligations made herein, as may be reasonably required or desirable to carry out or to perform the provisions of this Warrant Certificate and to consummate and make effective as promptly as possible the transactions contemplated by this Warrant Certificate.
          (i) Undeliverable Securities. For the avoidance of doubt, if the Company is unable to deliver Warrant Shares pursuant to the terms of this Warrant Certificate, the Company shall have no obligation to pay the Holder any cash or otherwise “net cash settle” this Warrant Certificate.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

FreeSeas Inc., a corporation organized under the laws of the Republic of the Marshal Islands
By:	/s/ Ion Varouxakis
Ion Varouxakis, President

EXHIBIT A
Warrant Exercise Form
(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant Certificate)
To FreeSeas Inc.:
     In accordance with the Warrant Certificate enclosed with this Warrant Exercise Form, the undersigned hereby irrevocably elects to purchase ______ shares of Common Stock, $0.001 par value per share (“Common Stock”), of FreeSeas Inc. and, encloses herewith $_________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant Certificate) for the number of shares of Common Stock to which this Warrant Exercise Form relates, together with any applicable taxes payable by the undersigned pursuant to the warrant certificate.
     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER

(Please print name and address)
     If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock that the undersigned is entitled to purchase in accordance with the enclosed warrant certificate, the undersigned requests that a new warrant certificate evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated:
(Print name of holder)

By:
Name:
Title:
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

EXHIBIT B
CASHLESS EXERCISE FORM
     The undersigned hereby elects, pursuant to the exercise provisions of Section 4(b) of the Warrant, to exchange the Warrant for such number of Warrant Shares as set forth on the calculation attached hereto.
     Please issue a certificate or certificates for such Warrant Shares in the name of:

Name:	(Please Print Name, Address and SSN or EIN of Shareholder above)

Address:

SSN or EIN:

Signature: